UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2014

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follwing provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 31, 2014, the Board of Directors of Syntel appointed Prashant Ranade as Executive Vice Chairman of the Board of Directors of Syntel, Inc. (“Syntel”) with an effective date of April 21, 2014. Mr. Ranade, age 61, has served as Syntel’s Chief Executive Officer and President since February 2010 and has served as a director of Syntel since June 2007. Previously, Mr. Ranade served as the President and Chief Executive Officer of Siemens Group Logistics and Assembly Systems, NA (currently Dematic Corp.), a company that is principally involved in material handling logistics and automation, from May 2003 to November 2006. Mr. Ranade served on the board of directors at Dematic Corp. until July 2007.

On January 31, 2014, the Board of Directors of Syntel appointed Nitin Rakesh as Chief Executive Officer and President of Syntel with an effective date of April 21, 2014. Mr. Rakesh, age 42, has served as Syntel’s President-Americas, Business Development and Near Shoring Center since September 2012. Previously, Mr. Rakesh served as Managing Director and Chief Executive Officer of Motilal Oswal Asset Management Company, Ltd., a financial services company, from September 2008 to September 2012, as Syntel’s Vice President and Head of B&FS KPO Operations from February 2006 through September 2008, and developed and led Syntel’s knowledge process outsourcing business from 2002 through September 2008.

A press release announcing these events is attached to this Report as Exhibit 99.1.

(e) On January 31, 2014, Nitin Rakesh accepted the compensation package approved by the Compensation Committee of Syntel’s Board of Directors in connection with his appointment as Syntel’s Chief Executive Officer and President. Mr. Rakesh’s compensation effective April 21, 2014 will consist of a base salary of 20,000,000 Indian rupees per year and a target bonus of 10,000,000 Indian rupees and a grant of 20,000 shares of restricted Syntel stock (to vest over four years) both pursuant to the Syntel Amended and Restated Stock Option and Incentive Plan. Mr. Rakesh will also receive a payment for relocation costs of up to US$20,000 for Mr. Rakesh to move from the United States to India and up to US$30,000 in lease breakage fees necessitated by the move to India. Mr. Rakesh will receive a car and driver and will also receive the benefit package available to Syntel Limited employees.

Mr. Rakesh’s bonus will be paid no later than the end of April 2015 as compensation for the period April 21, 2014 through December 31, 2014 (the “Bonus Period”). The amount of the bonus will be based upon the achievement of certain performance goals during the Bonus Period. For purposes of the bonus, Mr. Rakesh’s performance goals will be composed of corporate financial goals related to GAAP revenue and diluted earnings per share and also of certain individual qualitative performance criteria.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Press Release dated February 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	February 4, 2014	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 4, 2014.

4